UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2007

STRATAGENE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50786	33-0683641
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

11011 North Torrey Pines Road, La Jolla, California	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 373-6300

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.  Changes in Control of Registrant.

On June 6, 2007, Stratagene Corporation, a Delaware corporation (the “Company”), held its Special Meeting of Stockholders (the “Special Meeting”) in La Jolla, California, at which approximately 79.8% of the Company’s stockholders adopted the Agreement and Plan of Merger, dated as of April 5, 2007 (the “Merger Agreement”), by and among Agilent Technologies, Inc. (“Agilent”), Jackson Acquisition Corp., a wholly-owned subsidiary of Agilent (“Merger Sub”), and the Company.  Also on June 6, 2007, following the adoption of the Merger Agreement by the Company’s stockholders at the Special Meeting, the Company completed the merger of Merger Sub with and into the Company (the “Merger”) pursuant to the terms of the Merger Agreement.  As a result of the Merger, the Company became a wholly-owned subsidiary of Agilent.

Upon consummation of the Merger and pursuant to the terms of the Merger Agreement, each share of Company common stock that was issued and outstanding immediately prior to the Merger was converted into and represents the right to receive an amount of cash, without interest, equal to $10.94. In addition, each vested option to purchase Company common stock with an exercise price per share that was less than $10.94 and that was issued and outstanding immediately prior to the Merger was converted into and represents the right to receive an amount of cash, without interest, equal to the product of (i) the number of shares of Company common stock subject to such vested Company option multiplied by (ii) the sum of $10.94 minus the exercise price per share of Company common stock subject to such vested Company option.  Vested options to purchase Company common stock with an exercise price per share equal to or greater than $10.94, and unvested options to purchase Company common stock, that were, in each case, issued and outstanding immediately prior to Merger, were cancelled and extinguished without any payment or other consideration therefor or the issuance of any securities in exchange or substitution therefor.

The Company’s common stock ceased trading on The Nasdaq Global Market at the close of business on June 6, 2007. In connection with the Merger, the Company filed a Form 15 Certification and Notice of Termination of Registration under Section 12(g) of the Securities Exchange Act of 1934, as amended, on June 7, 2007 to terminate the registration of the Company’s common stock.

The information set forth in Item 1.01 to the Company’s Current Report on Form 8-K filed on April 11, 2007 and a copy of the Merger Agreement, which was attached as Exhibit 2.1 thereto, are incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Merger Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the Merger Agreement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2007	STRATAGENE CORPORATION

	By:	/s/ Marie Oh Huber
		Name:	Marie Oh Huber
		Title:	Chief Financial Officer